Bacterin’s OsteoSelect® DBM Putty Approved for Spinal Fusion Applications

BELGRADE, Mont., July 16, 2013 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, is pleased to announce it has obtained 510(k) approval to market OsteoSelect® DBM Putty for use in spinal fusion procedures. OsteoSelect® is a moldable bone graft substitute designed to withstand irrigation while exhibiting osteoinductive properties for improved bone regeneration. The cohesive nature of the product provides an advantage over other commercially available DBM putties which can readily wash away after placement in wet, surgical environments.

As part of the regulatory approval process, Bacterin provided funding to Hospital for Special Surgery in New York to perform a study evaluating the efficacy of OsteoSelect® in a rabbit posterolateral lumbar spine fusion model. Biomechanical, radiographic, and histological analysis indicated that OsteoSelect® showed equivalence to a control of autologous iliac crest bone graft which is widely considered to be the gold standard for spinal fusion.

"We are proud to obtain another indication for use that will provide Bacterin with additional marketing opportunities for the OsteoSelect® DBM Putty product line," said Gregory Juda, PhD, Bacterin’s Chief Scientific Officer. Dr. Juda continued to say, "In the 3 plus years of OsteoSelect® being on the market, we have seen considerable adoption by the orthopedic community across a variety of surgical specialties. Our post market surveillance supports the efficacy of OsteoSelect® and the results of the preclinical work validate the clinical findings."

OsteoSelect® DBM Putty is a malleable bone grafting material comprised of demineralized bone matrix allograft combined with a polymer carrier material. The product was engineered using feedback from key opinion leaders in several orthopedic specialties, with a focus on providing solutions to the shortcomings inherent to other commercially available DBM products. The osteoinductive potential of every lot of OsteoSelect® is confirmed after sterilization in an animal model thus providing surgeons with a bone grafting solution that is both safe and biologically active.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to meet existing and anticipated contractual obligations, including financial covenants and other obligations contained in our secured lending facility; our ability to manage cash flow and achieve profitability; our ability to regain compliance with the NYSE MKT continued listing standards; our ability to develop, market, sell and distribute desirable applications, products and services and to protect our intellectual property and customer relationships; the ability of our sales force to achieve expected results; the ability of our customers to pay and the timeliness of such payments; our ability to obtain additional equity or debt capital as and when needed; changes in consumer demands and preferences; our ability to recruit a new CEO and to attract and retain management and employees with appropriate skills and expertise; our ability to successfully conclude certain pending government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors set forth in our SEC filings from time to time. Additional risk factors are listed in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading "Risk Factors." We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Rich Cockrell

Rich.Cockrell@thecockrellgroup.com

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